Exhibit 4.4
EXECUTION VERSION

THIRD AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
August 17, 2010
among
WHITING PETROLEUM CORPORATION,
as Parent Guarantor,
WHITING OIL AND GAS CORPORATION,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
The Lenders Party Hereto

BANK OF AMERICA, N.A. and
WELLS FARGO BANK, N.A.,
as Syndication Agents
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and
COMPASS BANK,
as Documentation Agents

J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Sole Bookrunner

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) dated as of August 17, 2010, is among WHITING PETROLEUM CORPORATION, a Delaware corporation, as the Parent Guarantor, WHITING OIL AND GAS CORPORATION, a Delaware corporation, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other Agents the Lenders party hereto.
R E C I T A L S
     A. The Parent Guarantor, the Borrower, the Administrative Agent, other parties as agents and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of June 15, 2009 and that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of August 9, 2010, and as further amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.
     B. The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Third Amendment refer to articles and sections of the Credit Agreement.
Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.02.
          (a) The definition of “Agreement” is hereby deleted and replaced in its entirety to read as follows:
     “Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and as the same may from time to time be amended, modified, supplemented or restated.
          (b) The definition of “Third Amendment” is hereby added where alphabetically appropriate to read as follows:
     “Third Amendment” means the Third Amendment to Fourth Amended and Restated Credit Agreement dated as of August 17, 2010 among the Parent

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Guarantor, the Borrower, the Administrative Agent and the other Agents and the Lenders party thereto.
     2.2 Restricted Payments. Section 9.04(a) is hereby amended in its entirety to read as follows:
     (a) Restricted Payments. The Parent Guarantor will not, and will not permit any Credit Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders on account of such Equity Interests or make any distribution of its Property to its Equity Interest holders on account of such Equity Interests, except
     (i) the Parent Guarantor may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock),
     (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests,
     (iii) the Parent Guarantor may make Restricted Payments pursuant to and in accordance with equity incentive plans, stock option plans or arrangements or other benefit plans or arrangements for management, employees or directors of the Parent Guarantor and the Credit Parties in an amount not to exceed $5,000,000 during any fiscal year and $10,000,000 during the term of this Agreement,
     (iv) if no Default, Event of Default or Borrowing Base Deficiency exists at the time of payment, then the Parent Guarantor may pay cash dividends during the term hereof on any series of its Designated Preferred Convertible Stock then outstanding in an aggregate amount not to exceed, as of the date of payment, the product of (A) the lesser of (1) $6,250,000 and (2) the aggregate liquidation preference of each outstanding series of Designated Preferred Convertible Stock issued prior to July 31, 2009 times one fourth of the corresponding stated dividend rate of each series, and (B)(1) the number of calendar quarters occurring between June 15, 2009 and the date of such payment for which the Parent Guarantor has not paid dividends in full with respect to the Designated Preferred Convertible Stock (2) plus one,
     (v) if no Default, Event of Default or Borrowing Base Deficiency exists at the time of payment, then the Parent Guarantor may (A) make aggregate cash payments on or prior to October 31, 2010 to holders of its 6.25% Convertible Perpetual Preferred Stock in an amount per share of 6.25% Convertible Perpetual Preferred Stock not to exceed the amount set forth in the resolutions of the Board of Directors of the Parent Guarantor dated July 27, 2010 to induce such holders to convert shares of such Designated Preferred Convertible Stock into common Equity Interests of the Parent Guarantor; (B) make customary payments in cash to such holders in an aggregate amount not to exceed $10,000,000 in lieu of

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fractional shares in connection with the conversion to or exchange for Equity Interests contemplated in clause (A); and (C) issue common stock Equity Interests of the Parent Guarantor to holders of such Designated Preferred Convertible Stock in connection with such conversion, or
(vi) if no Default, Event of Default or Borrowing Base Deficiency exists at the time of declaration, other Restricted Payments in an aggregate amount not to exceed $10,000,000 during any fiscal year and $20,000,000 during the term of this Agreement.
Section 3. Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Third Amendment Effective Date”):
     3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.
     3.2 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
     3.3 No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Third Amendment.
     3.4 The Administrative Agent shall have received a copy of the resolutions of the Board of Directors of the Parent Guarantor dated July 27, 2010 referred to in Section 2.2 of this Third Amendment.
The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.
     4.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent

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any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default has occurred and is continuing.
     4.3 Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
     4.4 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.5 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     4.6 Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ Michael J. Stevens

Name: Michael J. Stevens
Title: Vice President and Chief Financial Officer

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ Michael J. Stevens

Name: Michael J. Stevens
Title: Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan Fuessel

Name: Ryan Fuessel
Title: Senior Vice President

SYNDICATION AGENTS:	BANK OF AMERICA, N.A.

	By:	/s/ Sandra M. Serie

Name: Sandra M. Serie
Title: Vice President

WELLS FARGO BANK, N.A.

	By:	/s/ Tim Green

Name: Tim Green
Title: Vice President
[Signature Page to Third Amendment]

DOCUMENTATION AGENTS:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

	By:	/s/ Darrell Stanley

Name: Darrell Stanley
Title: Managing Director

	By:	/s/ Sharada Manne

Name: Sharada Manne
Title: Director

COMPASS BANK

	By:	/s/ Greg Determann

Name: Greg Determann
Title: Senior Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan Fuessel

Name: Ryan Fuessel
Title: Senior Vice President

BANK OF AMERICA, N.A.

	By:	/s/ Sandra M. Serie

Name: Sandra M. Serie
Title: Vice President

WELLS FARGO BANK, N.A.

	By:	/s/ Tim Green

Name: Tim Green
Title: Vice President
[Signature Page to Third Amendment]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Darrell Stanley

Name: Darrell Stanley
Title: Managing Director

By:	/s/ Sharada Manne

Name: Sharada Manne
Title: Director:

COMPASS BANK

By:	/s/ Greg Determann

Name: Greg Determann
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez

Name: Bruce E. Hernandez
Title: Vice President

UNION BANK, N.A.
(formerly known as Union Bank of California, N.A.)

By:	/s/ Whitney Randolph

Name: Whitney Randolph
Title: Vice President

BANK OF SCOTLAND plc

By:	/s/ Julia R. Franklin

Name: Julia R. Franklin
Title: Assistant Vice President
[Signature Page to Third Amendment]

SUNTRUST BANK

By:	/s/ Gregory C. Magnuson

Name: Gregory C. Magnuson
Title: Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ David Mills

Name: David Mills
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Todd Coker

Name: Todd Coker
Title: Vice President

COMERICA BANK

By:	/s/ Paul J. Edmonds

Name: Paul J. Edmonds
Title: Vice President

BNP PARIBAS

By:	/s/ Russell Otts

Name: Russell Otts
Title: Director

By:	Matthew A. Turner

Name: Matthew A. Turner
Title: Vice President
[Signature Page to Third Amendment]

BARCLAYS BANK PLC

By:	/s/ Ann E. Sutton

Name: Ann E. Sutton
Title: Director

MORGAN STANLEY BANK

By:	/s/ Ryan Vetsch

Name: Ryan Vetsch
Title: Authorized Signatory

RAYMOND JAMES BANK

By:	/s/ Garrett McKinnon

Name: Garrett McKinnon
Title: Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Jay T. Sartain

Name: Jay T. Sartain
Title: Authorized Signatory

BANK OF OKLAHOMA, N.A.

By:	/s/ Michael M. Logan

Name: Michael M. Logan
Title: Senior Vice President
[Signature Page to Third Amendment]

RZB FINANCE LLC

By:	/s/ Shirley Ritch

Name: Shirley Ritch
Title: Vice President

By:	/s/ John A. Valiska

Name: John A. Valiska
Title: First Vice President
[Signature Page to Third Amendment]